Exhibit 99.1

InfuSystem Holdings, Inc. 31700 Research Park Drive Madison Heights, Michigan 48071 248-291-1210

FOR IMMEDIATE RELEASE

CONTACT:	Joe Dorame, Joe Diaz & Robert Blum Lytham Partners, LLC 602-889-9700

INFUSYSTEM TO ISSUE THIRD QUARTER FINANCIAL RESULTS ON

THURSDAY, NOVEMBER 12, 2015

Investor Conference Call to be Held at 11:00 a.m. Eastern Time

MADISON HEIGHTS, MI, November 5, 2015 – InfuSystem Holdings, Inc. (NYSE MKT: INFU), a leading national provider of infusion pumps and related services for the U.S. healthcare industry, today announced that it will issue third quarter financial results on Thursday, November 12, 2015.

The Company will also conduct a conference call for investors on Thursday, November 12, 2015, at 11:00 a.m. Eastern Time to discuss second quarter performance and results. To participate in this call, please dial in toll-free 1-800-446-1671 and use the confirmation number 41165582.

A replay of the call will be available via the Company’s website for 90 days following the call at http://www.infusystem.com/investors.

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. is a leading provider of infusion pumps and related services to hospitals, oncology practices and other alternate site healthcare providers. Headquartered in Madison Heights, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, Texas, Georgia and Ontario, Canada. The Company’s stock is traded on the NYSE MKT under the symbol INFU. Additional information about InfuSystem Holdings, Inc. is available at www.infusystem.com.